Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934

I, Trent S. Green, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of NRC Health; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2026	By:	/s/ Trent S. Green
Trent S. Green
Chief Executive Officer
(Principal Executive Officer)